UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
February 1, 2006
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

AMERICAN COMMERCIAL LINES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-51562	73-3177794
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NO.)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)
1701 East Market Street, Jeffersonville, Indiana
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(812) 288-0100
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
2006 Long-Term Incentive Awards
     On February 1, 2006, the Compensation Committee of the Board of Directors (the “Board”) of American Commercial Lines Inc. (the “Company”) approved grants of long-term incentive awards under the American Commercial Lines Inc. 2005 Stock Incentive Plan to certain employees of the Company including Mr. Mark R. Holden, President and Chief Executive Officer, and certain other executive officers who are expected to be Named Executive Officers in the Company’s Proxy Statement in 2006 (together, the “NEOs”). The long-term incentive award for each NEO consists of (i) options to purchase shares of the Company’s common stock, par value $.01 (the “Common Stock”), (ii) time-vested restricted stock units and (iii) performance based restricted stock units. The number of shares included in each award and the option exercise price was calculated based upon the closing price of the Company’s Common Stock on February 1, 2006. The amount of the award for each NEO is set forth opposite the NEO’s name below.
     Stock options. The stock options granted to the NEOs become exercisable in three equal annual installments beginning on February 1, 2007. The exercise price of the stock options is equal to the closing price of the Company’s Common Stock on February 1, 2006 ($33.63 per share). The stock options expire on the earlier of (a) February 1, 2016, or (b) to the extent the stock options are vested, the date that is one day following the date the optionee’s employment with the Company or any subsidiary or affiliate of the Company is terminated for Cause (as defined in the Stock Option Agreement). A copy of the Form of Stock Option Agreement for executives of the Company is being filed as Exhibit 10.1 to this report and is incorporated herein by reference.
     Time-vested restricted stock units. The time-vested restricted stock units vest in full on February 1, 2009 (the “Vesting Date”) subject to the NEO’s continued employment with the Company or any subsidiary or affiliate of the Company through and including the Vesting Date. A Form of Restricted Stock Unit Agreement for executives of the Company is being filed as Exhibit 10.2 to this report and is incorporated herein by reference.
     Performance based restricted stock units. The performance based restricted stock units vest in full on February 1, 2009 subject to the NEOs’ continued employment with the Company or any subsidiary or affiliate of the Company and the satisfaction of certain pre-established performance measures based upon (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) earnings per share (“EPS”). The Compensation Committee of the Board will approve the annual EBITDA and EPS performance targets for each year of the three-year performance period. The performance based restricted stock units will vest on February 1, 2009 based on the achievement of the EBITDA and EPS performance targets in fiscal years 2006, 2007 and 2008. No shares of performance based restricted stock units are eligible to vest prior to the end of the three-year performance period.
     In the event prior to the vesting of the stock options, time-vested restricted stock units or performance based restricted stock units (each, a “Grant”), the NEO’s employment with the Company is terminated without Cause (as defined in the Stock Option Agreement and Restricted Stock Unit Agreement) or for Good Reason (as defined in the Stock Option Agreement and Restricted Stock Unit Agreement) or in the event of a change of control of the Company, the Grant shall become fully vested.
     The number of shares and options to purchase shares subject to the 2006 long-term incentive awards to NEOs are as follows:

				PERFORMANCE
			TIME-VESTED	BASED
		STOCK	RESTRICTED	RESTRICTED
NAME	TITLE	OPTIONS	STOCK UNITS	STOCK UNITS

Mark R. Holden	President and Chief	33,452	7,256	8,921
	Executive Officer

Christopher A. Black	Sr. Vice President and Chief Financial Officer	10,222	2,217	2,726

W. Norb Whitlock	Sr. Vice President,	11,151	2,419	2,974
	Chief Operating Officer

Jerry R. Linzey	Sr. Vice President	10,222	2,217	2,726
	Manufacturing

Lisa L. Fleming	Sr. Vice President	9,292	2,016	2,478
	Law & Administration

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description

10.1	Form of Stock Option Agreement.
10.2	Form of Restricted Stock Unit Agreement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
By:	/s/ Lisa L. Fleming
Lisa L. Fleming
Senior Vice President, Law and Administration

Dated: February 7, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Stock Option Agreement.
10.2	Form of Restricted Stock Unit Agreement.